Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:
Chris Allen 312-917-8331 christopher.allen@nuveen.com

IR Contact:
Natalie Brown 312-917-8077 natalie.brown@nuveen.com
Nuveen Investments Announces Special Stockholder Meeting
To Be Held On September 18, 2007
CHICAGO, August 9, 2007 — Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services to institutional and high net worth investors, today announced a special meeting of stockholders on Tuesday, September 18, 2007, to vote upon the proposed acquisition of Nuveen Investments by private equity investors led by Madison Dearborn Partners, LLC. As previously announced, Nuveen Investments entered into a merger agreement on June 19, 2007, providing for the acquisition of Nuveen Investments by Windy City Investments, Inc. At the special meeting, stockholders will be asked to consider and vote upon (1) a proposal to adopt the merger agreement by and between Nuveen Investments, Windy City Investments, Inc. and a wholly owned subsidiary of Windy City Investments, thereby approving the merger of this subsidiary with and into Nuveen Investments, and (2) a proposal to approve the adjournment of the special meeting, if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If the merger agreement is adopted and other conditions to the closing of the transaction are satisfied, Nuveen Investments will become a wholly owned subsidiary of Windy City Investments and stockholders will be entitled to receive $65.00 in cash, without interest, for each share of Nuveen Investments common stock they own.
Nuveen Investments stockholders of record at the close of business on August 13, 2007, will be entitled to notice of the special meeting and to vote on the proposals. The special meeting will be held at 2:00 p.m., Central Time, in the Indiana Room, at the AON Center, 200 E. Randolph St., Chicago, Illinois. Nuveen Investments will mail its definitive proxy statement to its stockholders of record on or about August 15, 2007.
Nuveen Investments expects that the transaction will close in the fourth quarter of 2007, subject to the satisfaction of the conditions set forth in the merger agreement.
Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve

NWQ	NUVEEN	Rittenhouse	Santa Barbara	S Y M P H O N Y	Tradewinds

them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of NWQ, Nuveen, Santa Barbara, Tradewinds, Rittenhouse and Symphony. Nuveen Investments also recently acquired Hyde Park Investment Strategies. In total, the Company manages $172 billion in assets as of June 30, 2007. Nuveen Investments is listed on the New York Stock Exchange and trades under the symbol “JNC.”
FORWARD-LOOKING STATEMENTS
Certain statements made by Nuveen Investments in this release are forward-looking statements. Nuveen Investments’ actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms’ retail distribution systems, Nuveen Investments’ reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in Nuveen Investments’ filings with the SEC. Nuveen Investments undertakes no responsibility to update publicly or revise any forward-looking statements.
IMPORTANT LEGAL INFORMATION
Nuveen Investments has filed with the SEC a preliminary proxy statement and other related documents regarding the proposed transaction described in this communication, and a definitive proxy statement will be filed as soon as reasonably practicable. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NUVEEN INVESTMENTS, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive proxy statement will be sent to holders of Nuveen Investments’ common stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Nuveen Investments.
Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, a copy of the documents filed by Nuveen Investments with the SEC may be obtained free of charge by directing a request to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, Attention of the General Counsel.
Nuveen Investments, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Nuveen Investments’ common stock. Information regarding Nuveen Investments’ directors and executive officers is available in the proxy statement filed with the SEC by Nuveen Investments on April 6, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC.
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NWQ	NUVEEN	Rittenhouse	Santa Barbara	S Y M P H O N Y	Tradewinds